As filed with the U.S. Securities and Exchange Commission on May 6, 2025

Registration No. 333-283933

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

AMENDMENT NO. 6

TO

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________

IRON HORSE ACQUISITIONS CORP.
(Exact name of registrant as specified in its charter)

____________________

Delaware	6770	87-4105289
(State or Other Jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

For co-registrants, see “Table of Co-Registrants” on the following page.

P.O. Box 2506
Toluca Lake, CA 91610
(310) 290-5383
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________

Jose A. Bengochea, Chief Executive Officer
Iron Horse Acquisitions Corp.
Toluca Lake, CA 91610
(310) 290-5383
(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

Copies to:

Mitchell S. Nussbaum Tahra Wright Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Telephone: (212) 407-4000	Joan S. Guilfoyle Loeb & Loeb LLP 901 New York Avenue, NW Suite 300 East Washington, DC 20001 Telephone: (202) 618-5000	Laura Hemmann iTKG Law LLC 100 Corporate Drive Suite 302 Lebanon, NJ 08833 Telephone: (650) 799-2061

____________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement and the satisfaction or waiver of all other conditions under the Business Combination Agreement described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter(1)(2)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Zhong Guo Liang Tou Group Limited	British Virgin Islands	2000	Not applicable

____________

(1)      The Co-Registrant has the following principal executive office:

Zhong Guo Liang Tou Group Limited

Room 2712, Zhuhai Center Building, No. 1663 Yinwan Road, Xiangzhou District

Zhuhai City, Guangdong Province, People’s Republic of China.

(2)      The agent for service for the Co-Registrant is:

COGENCY GLOBAL INC.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (referred to as the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Iron Horse’s Certificate of Incorporation provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and Iron Horse’s bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

Item 21. Exhibits and Financial Statements Schedules

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date
1.1***	Underwriting Agreement dated as of December 27, 2023 by and between Iron Horse Acquisitions Corp. and EF Hutton LLC	Form 8-K	01-41898	1.1	January 2, 2024
2.1#***	Business Combination Agreement dated as of September 27, 2024, by and between Iron Horse Acquisitions Corp. and Rosy Sea Holdings Limited	Form 8-K	01-41898	2.1	October 2, 2024
2.2***	Amended and Restated Business Combination Agreement dated as of December 18, 2024, by and among Iron Horse Acquisitions Corp., Rosy Sea Holdings Limited and Zhong Guo Liang Tou Group Limited (included as Annex A to this proxy statement/prospectus)	Form S-4	333-283933	2.2	December 19, 2024
3.1***	Amended and Restated Certificate of Incorporation of Iron Horse	Form 8-K	333-283933	3.1	January 2, 2024
3.2***	Form of Second Amended and Restated Certificate of Incorporation of Iron Horse (included as Annex B to this proxy statement/prospectus).	Form S-4	333-283933	3.2	December 19, 2024
3.3***	Bylaws of Iron Horse	Form S-1	333-268092	3.3	December 22, 2023
4.1***	Specimen Unit Certificate of Iron Horse Acquisitions Corp.	Form S-1	333-268092	4.1	December 22, 2023
4.2***	Specimen Common Stock Certificate of Iron Horse Acquisitions Corp.	Form S-1	333-268092	4.2	December 22, 2023
4.3***	Specimen Warrant Certificate of Iron Horse Acquisitions Corp.	Form S-1	333-268092	4.3	December 22, 2023
4.4***	Specimen Right Certificate of Iron Horse Acquisitions Corp.	Form S-1	333-268092	4.4	December 22, 2023
4.5***	Warrant Agreement, dated December 27, 2023, by and between Continental Stock Transfer & Trust Company and Iron Horse Acquisitions Corp.	Form 8-K	01-41898	4.1	January 2, 2024
4.6***	Rights Agreement, dated December 27, 2023, by and between Continental Stock Transfer & Trust Company and Iron Horse Acquisitions Corp.	Form 8-K	01-41898	4.2	January 2, 2024
5.1***	Opinion of Loeb & Loeb LLP regarding the validity of the securities	Form S-4	333-283933	5.1	April 14, 2025
10.1***	Letter Agreement, dated December 27, 2023, by and among Iron Horse Acquisitions Corp. and its officers, directors and initial stockholders	Form 8-K	01-41898	10.4	January 2, 2024
10.2***	Investment Management Trust Agreement, dated December 27, 2023, by and between Continental Stock Transfer & Trust Company and Iron Horse Acquisitions Corp.	Form 8-K	01-41898	10.1	January 2, 2024
10.3***	Stock Escrow Agreement, dated December 27, 2023, by and among Iron Horse Acquisitions Corp., Continental Stock Transfer & Trust Company and the initial stockholders	Form 8-K	01-41898	10.2	January 2, 2024

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date
10.4***	Registration Rights Agreement, dated December 27, 2023, among Iron Horse, Bengochea SPAC Sponsors I LLC, and each of Iron Horse’s directors and officers	Form 8-K	01-41898	10.6	January 2, 2024
10.5***	Administrative Support Agreement	Form S-1	333-268092	10.7	December 21, 2023
10.6***	Private Warrant Subscription Agreement, dated December 27, 2023, between Iron Horse and Bengochea SPAC Sponsors I LLC	Form 8-K	01-41898	10.3	January 2, 2024
10.7***	Indemnity Agreements, dated December 27, 2023, with each of Iron Horse’s directors and officers	Form 8-K	01-41898	10.5	January 2, 2024
10.8**	Sponsor Support Agreement, dated March 6, 2025, by and among Iron Horse Acquisitions Corp., Bengochea SPAC Sponsors I LLC, Rosy Sea Holdings Limited and Zhong Guo Liang Tou Group Limited
10.9**	Company Support Agreement, dated February 27, 2025, by and among Iron Horse Acquisitions Corp., Rosy Sea Holdings Limited and Zhong Guo Liang Tou Group Limited
10.10***	Form of Lock-Up Agreement	Form S-4	333-283933	10.10	January 28, 2025
10.11***	Form of Amended and Restated Registration Rights Agreement.	Form S-4	333-283933	10.11	April 30, 2025
10.12***	Form Employment Agreement with PRC Employees of CFI	Form S-4	333-283933	10.12	January 28, 2025
10.13***	Form Employment Agreement with New CFI Executives	Form S-4	333-283933	10.13	January 28, 2025
10.14***	Form of Supply Agreement with CFI’s suppliers	Form S-4	333-283933	10.14	January 28, 2025
10.15***	Form of Consulting Agreement	Form S-4	333-283933	10.15	January 28, 2025
16.1***	Letter regarding change in accountants	Form S-4	333-283933	16.1	April 7, 2024
23.1***	Consent of MaloneBailey, LLP, independent registered public accounting firm of Iron Horse.	Form S-4	333-283933	23.1	April 14, 2025
23.2***	Consent of Kaida CPA & Co., independent registered public accounting firm of CFI	Form S-4	333-283933	23.2	April 14, 2025
23.3***	Consent of Loeb & Loeb LLP (included in Exhibit 5.1).	Form S-4	333-283933	23.3	April 14, 2025
23.4***	Consent of Guangdong Xinyu Law Firm (included in Exhibit 99.9).	Form S-4	333-283933	23.4	March 18, 2025
24.1***	Power of Attorney (see signature page)	Form S-4	333-283933	24.1	December 19, 2024
99.1***	Consent of Zhenjun Jiang to be named as a director.	Form S-4	333-283933	99.1	December 19, 2024
99.2***	Consent of Lili Zhang to be named as a director.	Form S-4	333-283933	99.2	December 19, 2024
99.3***	Consent of Pan Hu to be named as a director.	Form S-4	333-283933	99.3	December 19, 2024
99.4***	Consent of John L. Suprock to be named as director	Form S-4	333-283933	99.4	December 19, 2024
99.5***	Consent of Lydia Bergamasco to be named as director	Form S-4	333-283933	99.5	December 19, 2024
99.6***	Consent of Donghai Li to be named as director	Form S-4	333-283933	99.6	December 19, 2024
99.7***	Consent of Jinyu Huang to be named as director	Form S-4	333-283933	99.7	December 19, 2024

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date
99.8***	Preliminary Proxy Card.	Form S-4	333-283933	99.8	April 14, 2025
99.9***	Opinion of Guangdong Xinyu Law Firm	Form S-4	333-283933	99.9	March 18, 2025
101.INS***	Inline XBRL Instance Document.	Form S-4	333-283933	101.INS	April 14, 2025
101.CAL***	Inline XBRL Taxonomy Extension Calculation Linkbase Document.	Form S-4	333-283933	101.CAL	April 14, 2025
101.SCH***	Inline XBRL Taxonomy Extension Schema Document.	Form S-4	333-283933	101.SCH
101.DEF***	Inline XBRL Taxonomy Extension Definition Linkbase Document.	Form S-4	333-283933	101.DEF	April 14, 2025
101.LAB***	Inline XBRL Taxonomy Extension Labels Linkbase Document.	Form S-4	333-283933	101.LAB	April 14, 2025
101.PRE***	Inline XBRL Taxonomy Extension Presentation Linkbase Document.	Form S-4	333-283933	101.PRE	April 14, 2025
104***	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).	Form S-4	333-283933	104	April 14, 2025
107***	Filing Fee Table	Form S-4	333-283933	107	April 30, 2025

____________

*        Indicates management contract or compensatory plan or arrangement.

**      Filed herewith

***    Previously filed

#        Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Item 22. Undertakings

a.      The undersigned registrant hereby undertakes:

i.       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

ii.      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

iii.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

iv.      That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

v.       That, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

vi.     The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable Form.

vii.    The undersigned registrant hereby undertakes as follows: that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

viii.   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

b.      The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

c.      The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toluca Lake, State of California, on the 6th day of May, 2025.

Iron Horse Acquisitions Corp.
By:	/s/ Jose A. Bengochea
Name:	Jose A. Bengochea
Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jose A. Bengochea	Chief Executive Officer and Director	May 6, 2025
Jose A. Bengochea	(Principal Executive, Financial and Accounting Officer)
/s/ William Caragol	Chief Financial Officer and Chief Operating Office	May 6, 2025
William Caragol	(Principal Financial and Accounting Officer)
*	Chairman	May 6, 2025
Brian Turner
*	Director	May 6, 2025
Jane Waxman
*	Director	May 6, 2025
Ken Hertz
*	Director	May 6, 2025
Scott Morris

____________

*        Signed by Jose A. Bengochea and William Caragol pursuant to the power of attorney signed by each individual and previously filed with this Registration Statement on December 19, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Zhuhai, PRC, on the 6th day of May, 2025.

Zhong Guo Liang Tou Group Limited
By:	/s/ Zhenjun Jiang
Name:	Zhenjun Jiang
Title:	Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Zhenjun Jiang	Sole Director, Principal Executive Officer,	May 6, 2025
Zhenjun Jiang	and Principal Financial Officer

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE CO-REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the co-registrant has signed this registration statement on the 6th day of May, 2025.

COGENCY GLOBAL INC.
Authorized U.S. Representative
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.